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HMB ACCEPTANCE CORP.

BYLAWS

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Adopted as of July 16, 2004

HMB ACCEPTANCE CORP.

BYLAWS

TABLE OF CONTENTS

Page

ARTICLE I - OFFICES

4

Section 1. Registered Office.

4

Section 2. Other Offices.

4

ARTICLE II - MEETINGS OF SHAREHOLDERS

4

Section 1. Location.

4

Section 2. Annual Meetings.

4

Section 3. Notice of Annual Meeting.

4

Section 4. Special Meetings.

5

Section 5. Notice of Special Meetings.

5

Section 6. Business of Special Meetings.

5

Section 7. Shareholder List.

5

Section 8. Quorum.

5

Section 9. Action by Shareholders.

6

Section 10. Voting.

6

Section 11. Proxies.

6

Section 12. Waiver of Notice.

6

Section 13. Action Without a Shareholders' Meeting.

7

Section 14. Form of Written Consent.

7

ARTICLE III - BOARD OF DIRECTORS

7

Section 1. General, Powers, Number, Tenure and Qualifications.

7

Section 2. Vacancies.

8

Section 3. Location of Meetings.

8

Section 4. Organizational Meetings.

8

Section 5. Regular Meetings.

8

Section 6. Special Meetings.

8

Section 7. Meetings by Conference Telephone, etc.

8

Section 8. Quorum.

9

Section 9. Action Without a Meeting.

9

Section 10. Compensation.

9

Section 11. Transactions with Directors, etc.

9

Section 12. Removal of Directors.

10

Section 13. Certain Restrictions.

10

ARTICLE IV - NOTICES

11

Section 1. Manner of Giving Notice.

11

Section 2. Waiver of Notice.

11

ARTICLE V-OFFICERS

11

Section 1. Officers, Election, Terms.

11

Section 2. Duties of the Chairman of the Board.

11

Section 3. Duties of the President.

12

Section 4. Vice Presidents.

12

Section 5. Treasurer.

12

Section 6. Assistant Treasurer.

13

Section 7. Secretary.

13

Section 8. Assistant Secretaries.

13

Section 9. Other Officers, Employees and Agents.

13

Section 10. Compensation.

14

Section 11. Vacancies.

14

Section 12. Removal of Officers.

14

ARTICLE VI - CONTRACTS, CHECKS, BANK ACCOUNTS, ETC.

14

Section 1. Contracts, ere., How Executed.

14

Section 2. Loans.

14

Section 3. Checks, Drafts, etc.

15

Section 4. Deposits.

15

Section 5. General and Special Bank Accounts.

15

ARTICLE VII - SHARES

16

Section 1. Certificates for Shares.

16

Section 2. Ownership and Transfer of Corporation Shares.

16

Section 3. Restrictions on Transfer of Corporation Shares

and Other Securities.

16

Section 4. Regulations.

17

Section 5. Date for Determining Shareholders of Record.

17

Section 6. Lost, Destroyed and Mutilated Certificates.

18

Section 7. Examination of Books by Shareholders or Bondholders.

18

ARTICLE VIII - WAIVER OF NOTICE

18

ARTICLE IX - BUSINESS COMBINATIONS

19

ARTICLE X - MISCELLANEOUS

19

Section 1. Corporate Seal.

19

Section 2. Fiscal Year.

19

Section 3. Amendments.

19

Section 4. Definitions.

19

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HMB ACCEPTANCE CORP.

BYLAWS

___________________________________

ARTICLE I

OFFICES

Section 1.

Registered Office.  HMB Acceptance Corp. (the “Corporation”) shall have its principal office at 2002 Summit Boulevard, Suite 100, in the City of Atlanta, County of Fulton, Georgia.  The Corporation's registered office in the State of Delaware shall be at The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801.

Section 2.

Other Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require, to the extent not prohibited by law.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.

Location.  All meetings of shareholders shall be held at the Corporation's principal office or at such other place either within or without the States of Delaware and Georgia as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 2.

Annual Meetings.  Annual meetings of shareholders shall be held on the date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  At the annual meeting, the shareholders shall elect a Board of Directors by plurality vote, and shall transact any other business as may properly come before the meeting.

Section 3.

Notice of Annual Meeting.  Written notice of the annual meeting stating the place, day and hour of the meeting, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present and vote at such meeting, shall be given to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

Section 4.

Special Meetings.  Special meetings of shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman or the President, or a majority of the Board of Directors, or upon the written request of shareholders owning not less than 25% of all shares of capital stock of the Corporation issued and outstanding and entitled to vote at such meeting.  Such request by the shareholders shall state specifically the purpose or purposes of the proposed meeting.

Section 5.

Notice of Special Meetings.  Written notice of a special meeting stating the place, date and hour of the meeting, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present and vote at such meeting, and the purpose or purposes for which the meeting is called shall be given to each shareholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

Section 6.

Business of Special Meetings.  Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 7.

Shareholder List.  The officer who has charge of the Corporation's stock ledger shall prepare, at least 10 days before every meeting of shareholders, a complete list of shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Such list shall be available for inspection by any shareholder for any purpose germane to the meeting during ordinary business hours for a period of at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, or (ii) during ordinary business hours at the Corporation's principal office.  The list of shareholders entitled to vote also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall be open to the examination by any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  The original stock transfer books shall be the only evidence as to the shareholders entitled to examine the shareholder list or stock transfer book, or to vote at any meeting of shareholders.

Section 8.

Quorum.  The holders of a majority of the Corporation's shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law (the “DGCL”) or the Corporation's Certificate of Incorporation, as amended and in effect from time to time (the “Certificate of Incorporation”).  If, however, such quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat and present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to the shareholders entitled to vote at the meeting.  Every meeting of the shareholders may be adjourned from time to time until its business is completed, and except as provided herein or by applicable law, no notice need be given of such adjourned meeting.

Section 9.

Action by Shareholders.  When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power and present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the DGCL, the Certificate of Incorporation or these Bylaws a different vote is required, in which case, such express provision shall govern and control the decision of such question.

Section 10.

Voting.  Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder, except as may otherwise be provided in the Certificate of Incorporation or any Certificate of Designation thereunder.  All elections of directors shall be by written ballot; provided however, that if authorized by the Board, such requirement shall be satisfied by a ballot submitted by electronic transmission, and provided further, that, any such electronic transmission must either set forth or be accompanied by information from which it can be determined that the electronic transmission was authorized by the shareholder or proxyholder.

Section 11.

Proxies.  Each shareholder entitled to vote at a shareholders' meeting, or to express consent or dissent to any corporate action in writing without a meeting, may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period.  A shareholder may authorize another person or persons to act for such shareholder as proxy by any appropriate means, including, without limitation, those means provided by DGCL Section 212(c).  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission entered pursuant to DGCL Section 212(c) may be substituted or used in lieu of the original writing or transmission for any and all persons for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 12.

Waiver of Notice.  Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 13.

Action Without a Shareholders' Meeting.  To the extent permitted by the Certificate of Incorporation and the DGCL, any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding shares entitled to vote on such matters.  Any such consent shall be delivered to the Corporation at its registered office in the State of Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the minutes of the proceedings of the shareholders.  Any delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  In the event that the action which is consented to is such as would have required the filing of a certificate under any other section of the DGCL, if such action had been voted on by the shareholders or members of the meeting, the certificate filed under such other section shall state, in lieu of any statement required by such other section asserting any vote of shareholders, that written consent has been given in accordance with Section 228 of the DGCL.

Section 14.

Form of Written Consent.  Every written consent by a shareholder or shareholders shall bear the date of signature of each shareholder who signs the consent.  No written consent shall be effective with respect to the action referred to therein, unless, within 60 days of the earliest date of consent delivered as required by these Bylaws and the DGCL, written consents signed by a sufficient number of shareholders to take action are delivered to the Corporation by delivery as provided in Section 13 of this Article II.  A facsimile, telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a shareholder, proxyholder or by any person or persons authorized to act for any such person shall be deemed to be written, signed and dated as of the date of such transmission for the purpose of this section if it complies with DGCL Section 228(d).  In addition, any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original for any and all purposes for which the original writing may be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III

BOARD OF DIRECTORS

Section 1.

General, Powers, Number, Tenure and Qualifications.  The Corporation's business, properties and affairs shall be managed by its Board of Directors (the “Board”), which shall be comprised of the number and type of directors determined in the Certificate of Incorporation.  Directors shall be elected at each annual meeting of the shareholders, and shall hold office as provided in the Certificate of Incorporation and until their successors are elected and qualified.  At all times, at least one member of the Board of Directors shall be an “Independent Director” (as defined in Section 7.09 of the Certificate of Incorporation and as further provided in Sections 5.01 and 7.06(1) thereof).

Section 2.

Vacancies.  Vacancies in the Board shall be filled by the affirmative vote of a majority of the remaining directors even though such remaining directors constitute less than a quorum of the Board.  A director elected to fill a vacancy shall serve a term as provided in the Certificate of Incorporation.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual or special meeting of shareholders.  In the event that there is only one Independent Director serving on the Board, the Independent Director may only vacate his or her position if a successor Independent Director has been designated who is willing and able to serve upon the resignation of such Independent Director.  If there are no directors in office, then the shareholders may hold a special meeting to elect directors, at least one of whom shall be an Independent Director.

Section 3.

Location of Meetings.  Meetings of the Board, regular or special, shall be held at the Corporation's principal office unless otherwise specified in the notice thereof, in which event the meeting shall be held where specified in the notice, either within or without the States of Georgia or Delaware.

Section 4.

Organizational Meetings.  The first meeting of each newly-elected Board shall be held on the day and time specified by the Board.  No notice of such meeting shall be required to be given to the newly-elected directors in order to legally constitute the meeting, provided a quorum is present.

Section 5.

Regular Meetings.  Regular meetings of the Board shall be held at such times and places as the Board by resolution may determine.

Section 6.

Special Meetings.  Special meetings of the Board may be called by the Chairman or President on 24 hours' personal, telephonic, telegraphic or facsimile notice to each director, or on three days' written notice to each director.  Upon the written request of a majority of directors constituting the whole Board, a special meeting shall be called by the Chairman, President or Secretary, and appropriate notice given.  Any notice or waiver thereof of a special meeting, whether personal, telephonic, telegraphic or written, need not include a statement of the business to be transacted at, nor the purposes of, such special meeting except as expressly required by the DGCL, the Certificate of Incorporation or these Bylaws.

Section 7.

Meetings by Conference Telephone, etc.  Meetings of the Board, and of any committee thereof, may be held by means of a conference telephone or equivalent communication equipment by which all persons participating in the meeting can hear each other simultaneously.  Participation by such means shall constitute presence in person at any such meeting.

Section 8.

Quorum.  At all meetings of the Board, a majority of the directors then holding office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may otherwise specifically be provided by statute, the Certificate of Incorporation or these Bylaws.  If a quorum is not present at any meeting of the Board, the directors present shall adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

Section 9.

Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting or vote, if a consent setting forth the action taken is signed by all members of the Board or committee or assented to by electronic transmissions, as the case may be, and such consent or consents, whether in the form of writings or electronic transmissions, are filed with the minutes of proceedings of the Board or of such committee.  Such consents shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.  Such consents shall have the same effect as a unanimous vote of the Board.

Section 10.

Compensation.  The Board shall have the authority to fix the compensation of directors.  The directors may be paid a fixed sum for attendance at each meeting of the Board and/or a stated salary as directors.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11.

Transactions with Directors, etc.  Insofar as not prohibited by applicable law, no contract or other transaction between the Corporation and one or more of its directors or any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at or participate in the meeting of the Board or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because his or their votes are counted for such purpose, if the contract or transaction is fair and reasonable to the Corporation and if either:

(a)

The material facts as to such relationship or interest and as to the contract or transaction are disclosed or are known to the Board or committee which, in good faith, authorizes, approves or ratifies the contract or transaction by the affirmative vote or consent of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or

(b)

The material facts as to his relationship or interest and as to such contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote or written consent of the shareholders; or

(c)

The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board or a committee thereof or by the shareholders.

Section 12.

Removal of Directors.  Any director or the entire Board may be removed from office, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, provided that the Independent Director may only be removed if a successor Independent Director has been designated who is qualified under the Certificate of Incorporation to serve as an Independent Director, and who is willing and able to serve as the Independent Director effective immediately upon the removal of such Independent Director.

Section 13.

Certain Restrictions.

(a)

Notwithstanding anything to the contrary contained in the DGCL, the Certificate of Incorporation or these Bylaws, the Board of Directors shall not authorize the Corporation except upon the affirmative vote of 100% of the members of its Board of Directors including, without limitation, the affirmative vote of its Independent Director:  (i) to institute proceedings to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or consent to a petition seeking reorganization or relief under any applicable Federal or state laws relating to bankruptcy or insolvency, or consent to the appointment of receiver, liquidation, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or except as required by law, admit in writing its inability to pay its debts generally as they become due, or take any corporate action and furtherance of any such action; (ii) to dissolve, liquidate, consolidate or merge the Corporation or sell all or substantially all of the assets of the Corporation; (iii) to engage in any business activity other than the activities set forth in Article Three of the Certificate of Incorporation or (iv) to amend the Certificate of Incorporation or Bylaws of the Corporation; or (v) agree to any of the foregoing.

(b)

When voting or acting on matters subject to the vote or action of the Corporation's Board of Directors, including, without limitation, those matters specified in this Section, notwithstanding that the Corporation is not then insolvent, the Board, including without limitation, the Independent Director, shall take into account the interests of the creditors of the Corporation as well as the interests of the Corporation and its shareholders.

ARTICLE IV

NOTICES

Section 1.

Manner of Giving Notice.  Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, whenever notice is required to be given to any director or shareholder, such notice requirement may be satisfied by giving written notice by mail, postage prepaid, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same is deposited in the United States mail.  Notice to directors may also be given in person, or by telegram, facsimile or telephone, or if consented to in advance by the director, by electronic mail (e-mail).

Section 2.

Waiver of Notice.  Whenever any notice is required to be given to any shareholder or director of the Corporation, a waiver thereof in writing or by electronic communication, signed or assented to by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE V

OFFICERS

Section 1.

Officers, Election, Terms.  The officers of the Corporation shall be a President, a Treasurer, and a Secretary.  The Board may also elect a Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and such other officers as the Board may from time to time deem proper, at least one of whom shall be Independent.  The Corporation's officers shall be elected annually by the Board at its regular annual organizational meeting to save for a term of one year and until their respective successors are elected and qualified.  If the officers or any of them for any reason should not be elected at the regular annual meeting of the Board, they may be elected at any regular or special meeting of the Board.  Any person may hold two or more of the offices in the Corporation, except that the offices of President and Secretary shall not be held by the same person.  The Board may in is discretion designate one or more of the Vice Presidents as Executive or Senior Vice Presidents.

Section 2.

Duties of the Chairman of the Board.  The Chairman of the Board, if one is elected and serving, shall preside at all meetings of the shareholders and Board and shall be an executive officer of the Corporation.

He shall have authority to execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation.  He shall have power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates or other evidences of shares of stock, bonds, or other interests, securities and interests issued by or on behalf of other corporations, associations, trusts, or other entities, whether public or private, or by any government or agency thereof (collectively, “Securities and Rights”), and owned or held by the Corporation, and to make, execute and deliver all instruments or assignments of transfer of any Securities and Rights.  He may, with the approval of the Board, or shall, at the Board's direction, delegate any or all of such duties to the President.

Section 3.

Duties of the President.  The President shall be the Corporation's chief executive officer and shall be responsible for all of the operations of the Corporation and shall report to the Board.  The President shall be responsible to the Chairman and to the Board and shall see that all orders and resolutions of the Board are carried into effect.  He shall, under the direction of the Board, have general supervision and direction of the other officers, employees and agents of the Corporation and shall see that their duties, as assigned by the Board, are properly performed.  He shall designate and assign the duties of the officers under his supervision, with the approval of the Board or at its direction.

The President shall have authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation.  He shall have power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates or evidences of Securities and Rights owned or held by the Corporation and to make, execute and deliver all instruments or assignments or transfers of any Securities and Rights.  In the absence of the Chairman of the Board, or in the event a Chairman is not elected, the President shall have authority to do any and all things delegated to the Chairman by the Board or by any committee of the Board having proper authority.

He shall have general authority over the Corporation's business, and if the office of Chairman of the Board is vacant, shall exercise the duties and have the powers of the Chairman of the Board, and shall have such other powers and perform such other duties as the Board may from time to time prescribe.

Section 4.

Vice Presidents.  The Vice Presidents (in order of the Executive Vice President, Senior Vice President and other Vice Presidents, each class in order of the seniority of its respective members or as designated by resolution of the Board) shall, in the absence or disability of the Chairman and President, perform the duties and exercise the powers of said officers, and shall perform such other duties and exercise such other powers as the Board, the Chairman or the President may prescribe.  One or more Vice Presidents may be designated by the Board as either “Executive Vice President” or “Senior Vice President.”

Section 5.

Treasurer.  The Treasurer shall be the Corporation's chief financial officer and shall have charge and custody of, and shall be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected or authorized to be selected by the Board; shall render or cause to be rendered a statement of the condition of the finances of the Corporation at all regular meetings of the Board, and a full financial report at the annual meeting of shareholders, if called upon so to do; shall receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and, in general, shall perform or cause to be performed all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or by any committee of the Board having proper authority.

Section 6.

Assistant Treasurer.  The Assistant Treasurers shall perform such duties as from time to time may be assigned to them by the Chairman, the President, the Treasurer or the Board or by any committee of the Board having proper authority.  At the request of the Treasurer, or in case of his absence or inability to act, any Assistant Treasurer may act in his place.

Section 7.

Secretary.  The Secretary shall have such powers and perform such duties as are incident to the Office of Secretary of a Corporation, or as are assigned to him by the President, the Board or any committee of the Board having proper authority, including the following:

(1)

He shall keep the resolutions, forms of written consent, minutes of the meetings of the Board of Directors and of the shareholders, and other official records of the Corporation in appropriate books as permanent records of the Corporation.

(2)

He shall give and serve all notices of the Corporation to shareholders and to the Board of Directors, and shall receive and record all waivers of such notices duly received therefrom.

(3)

He shall be custodian of the Corporation's records and corporate seal, and shall have the authority to affix the seal to any documents or instruments.

(4)

He shall keep or cause to be kept by the Corporation's stock transfer agent and registrar, the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residences, their post office addresses, the number of Shares owned by each, and the date on which each person became such owner.

(5)

He shall present to the Board of Directors all communications addressed to him officially by the President or any officer or shareholder of the Corporation.

(6)

He shall attend to all correspondence and perform all the duties incident to the Office of Secretary.

Section 8.

Assistant Secretaries.  The Assistant Secretaries shall perform such duties as from time to time may be assigned to them by the Chairman, the President, the Secretary or the Board or by any committee of the Board having proper authority.  At the request of the Secretary, or in case of his absence or inability to act, any Assistant Secretary may act in his place.

Section 9.

Other Officers, Employees and Agents.  Each and every other officer, employee, and agent of the Corporation shall possess and may exercise such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, the officer appointing him or her, or such officer or officers who may from time to time be designated by the Board to exercise supervisory authority; provided that no officer appointed by another officer shall have any greater duties, powers and responsibilities than the officer who has made such appointment.

Section 10.

Compensation.  The salaries of the Corporation's principal officers shall be fixed from time to time by the Board, after taking account of any recommendations by any committee to which the power to advise with respect to salaries is delegated by the Board.  The Board may from time to time delegate to any principal officer or any committee power to fix the salaries of other officers, agents, factors and employees.  No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation or a member of any committee contemplated by these Bylaws.

Section 11.

Vacancies.  Vacancies in office arising from any cause may be filled by action of the Board at any regular or special meeting of the Board, provided that, in the case of a vacancy in the office held by the Independent officer, such vacancy shall be filled with a person who, upon election to such office, shall be an Independent officer.

Section 12.

Removal of Officers.  The Board may remove any officer from office at any time by a majority vote of the whole Board of Directors; provided, however, in the event that there is only one Independent officer, the Independent officer may be removed only if a successor has been designated who is qualified under the Certificate of Incorporation to serve as an Independent Officer, and who is willing and able to serve in such capacity effective immediately upon the removal of the Independent officer.

ARTICLE VI

CONTRACTS, CHECKS, BANK ACCOUNTS, ETC.

Section 1.

Contracts, etc., How Executed.  Subject to the restrictions set forth in Article Seven of the Certificate of Incorporation, the Board may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances and if the Board so provides may be delegated by the person so authorized; and, unless so authorized by the Board or these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

Section 2.

Loans.  No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless (i) it is authorized by the Board, (ii) all necessary consents as are required under the Certificate of Incorporation have been obtained and (iii) the provisions of the Certificate of Incorporation have otherwise been complied with.  When so authorized, the Chairman of the Board, the President or a Vice President or the Treasurer may effect loans and advances at any time for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances the Chairman of the Board, the President or a Vice President or the Treasurer shall make, execute and deliver, with the counter-signature, unless otherwise authorized by the Board of Directors including the affirmative vote of the Independent Director, of the Secretary or an Assistant Secretary, bonds, debentures, promissory notes or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute and deliver instruments of mortgage or pledge or otherwise transfer such property.  Any authority so granted by the Board may be general or confined to specific instances, and if the Board so provides, may be delegated by the person so authorized.

Section 3.

Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, as shall from time to time be determined by resolution of the Board.

Section 4.

Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Chairman of the Board, the President or any other officer or officers authorized by the Board shall direct in such banks, trust companies or other depositories as may be selected by the Chairman of the Board, the President or any other officer or officers or agents or agents to whom power in that respect shall have been delegated by the Board.  For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by such officer or officers or agent or agents as shall be determined by the Chairman of the Board, the President or any other officer or officers designated by the Board.

Section 5.

General and Special Bank Accounts.  The Board or the Chairman of the Board, the President or any other officer or officers designated by the Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as may be selected by the Board.  The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VII

SHARES

Section 1.

Certificates for Shares.  Every holder of shares shall be entitled to have a certificate, in such form as the Board shall prescribe, certifying the number and class of Corporation shares owned by him.  Each such certificate shall be signed in the name of the Corporation by the Chairman or Vice Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.  The signature of any such officer may be a facsimile.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall cease to be such officer, transfer agent or registrar, before such certificate shall have been issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.  A record shall be kept of the names of the persons, firms or corporations owning the shares represented by certificates and the respective dates thereof, and, in case of cancellation, the respective dates of cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and a new certificate or certificates shall not be issued in exchange for any existing certificates until such existing certificate shall have been so cancelled, except in cases otherwise provided for in this Article VII.

Section 2.

Ownership and Transfer of Corporation Shares.  The person in whose name Corporation shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that, whenever any transfer of Shares shall be made for collateral security and not absolutely, such fact, if known to the Corporation or to any such agent, shall be so expressed in the entry of transfer if requested by both the transferor and transferee.  Each transfer of Corporation shares shall be made only (a) on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent appointed as provided in this Article VII, upon the payment of any taxes thereon, and (b) on the surrender of the certificate or certificates for such shares properly endorsed and in good delivery form.  The Corporation may, from time to time, appoint one or more transfer agents and registrars for the Corporation's shares and other securities, and such transfer agents and registrars shall maintain the Corporation's transfer books and records of all holders.

Section 3.

Restrictions on Transfer of Corporation Shares and Other Securities.  A written restriction or restrictions on the transfer or registration of transfer of shares or other securities or indebtedness of the Corporation, or on the amount of the Corporation's shares or other securities or indebtedness that may be owned by any “person” or “group,” each as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934 (as amended, the “Exchange Act”) and the Securities and Exchange Commission's Rules and Regulations thereunder, if placed in the transfer books and records for the Corporation's shares or other securities or indebtedness, or if permitted by DGCL Section 202, noted conspicuously on the certificate representing such Shares or other securities or indebtedness, or contained in a notice or notices sent pursuant to DGCL Section 151(f), may be enforced against the holder of the restricted shares or other securities or indebtedness, or against any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.  Stop transfer notices may be placed in the Corporation's stock transfer books with respect to restricted shares or other securities or indebtedness.  Except where the shares or other securities or indebtedness are registered under the Securities Act of 1933 (as amended, the “securities Act”),and applicable state and foreign securities acts, or where, in the Corporation's judgment, transfer restrictions are imposed or required thereunder or otherwise are appropriate and permitted by the Securities Act and/or the Exchange Act, all securities, and all evidences of indebtedness which are convertible into, or exchangeable for, the Corporation's shares or other securities, shall be legended substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE OR OTHER JURISDICTION'S SECURITIES OR BLUE SKY LAWS; NO SUCH SECURITIES NOR ANY INTEREST THEREIN SHALL BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT SUCH REGISTRATION, UNLESS, IN THE OPINION OF THE CORPORATION'S COUNSEL, SUCH REGISTRATION IS NOT REQUIRED.

This legend is non-exclusive, and is in addition to other restrictions on transfer or the registration of transfer, or the amount of securities that may be owned by any person or group that may be imposed.

Section 4.

Regulations.  The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for Corporation shares.  It may appoint, or authorize the Chairman or President to appoint, one or more transfer agents and one or more registrars, and may require all certificates for shares of the Corporation to bear the signature or signatures of any such transfer agents or registrars.

Section 5.

Date for Determining Shareholders of Record.

(a)

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix in advance a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which shall not be more than 60 nor less than 10 days before the date of such meeting.  If no record date is fixed by the Board, the record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of such meeting; provided however, that the Board may fix a new record date for the adjourned meeting.

(b)

If no record date has been fixed by the Board, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required under the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered or principal office.  Delivery to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Section 6.

Lost, Destroyed and Mutilated Certificates.  The holder of any Corporation shares or other securities shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate(s) therefor, and the Board may, in its discretion, and after the expiration of such period of time as it may determine to be advisable, cause to be issued to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate, or in case of loss or destruction of the certificate, upon proof satisfactory to the Board of such loss or destruction, and the Board or its delegee may, in its discretion, require the owner of the lost, destroyed or mutilated certificate, or his legal representatives, to give the Corporation a bond, in such sum and with such surety or sureties as it may direct, or to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction or mutilation of any such certificate or the issuance of such new certificate.

Section 7.

Examination of Books by Shareholders or Bondholders.  The Board shall, subject to any applicable statutes, have the power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be open to the inspection of the shareholders or bondholders; and no shareholder or bondholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by any applicable statute, unless and until authorized so to do by resolution of the Board or of the shareholders of the Corporation.

ARTICLE VIII

WAIVER OF NOTICE

Whenever any notice whatsoever is required to be given by these Bylaws or by statute, the person entitled thereto may in person, or in the case of a shareholder by his attorney thereunto duly authorized, waive such notice in writing (including, telegraph, cable, radio or wireless), whether before or after the meeting or other matter in respect of which such notice is to be given, and in such event such notice, and any action to be taken after such notice or after the lapse of a prescribed period of time, may be taken without such notice and without the lapse of any period of time.

ARTICLE IX

BUSINESS COMBINATIONS

The Corporation expressly elects not to be governed by Section 203 of the DGCL.  Any “business combination” as defined in such Section 203 shall be governed by the Certificate of Incorporation and by these Bylaws, without giving effect to said Section 203.  This Article IX shall not be amended, altered or repealed except as provided by law, and by the Certificate of Incorporation and these Bylaws.

ARTICLE X

MISCELLANEOUS

Section 1.

Corporate Seal.  The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the word “Delaware” as impressed in the margin hereof.

Section 2.

Fiscal Year.  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 3.

Amendments.  These Bylaws (including, without limitation, Section 3 of this Article X) may be altered, amended or repealed or new Bylaws may be adopted by (i) the Board solely in the manner prescribed in the Corporation's Certificate of Incorporation, or (ii) the Corporation's shareholders only upon the favorable vote of a majority of the voting shares and only at an annual or special meeting of shareholders where the notice of such meeting specifically describes such action and contains a copy of the proposed alteration, amendment, or new Bylaws.  The foregoing notwithstanding, Article III, Sections 1, 14 and 15; and Article V, Sections 1, 11 and 12 may be altered, amended or repealed only upon the unanimous vote of the Board of Directors, including the affirmative vote of the Independent Director.

Section 4.

Definitions.  Terms defined in the Certificate of Incorporation shall have the same meanings when used in these Bylaws.

EXHIBIT C

FORM OF STOCK CERTIFICATE